Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February ___, 2019, by and between Jerrick Media Holdings, Inc., a Nevada corporation with its headquarters located at 2050 Center Avenue, Suite 640, Fort Lee, NJ 07024 (the “Company”), and the investors identified on the signature page hereto (the “Purchasers”).

WHEREAS, the Company deems it in the best interests of the Company and its stockholders to conduct a private placement offering consisting of convertible notes and warrants up to the principal aggregate amount of up to $2,500,000 (the “Offering”);

WHEREAS, the Company and Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Purchasers, and Purchasers shall purchase, (i) a 10% Convertible Promissory Note in the form of Exhibit A hereto (the “Note”, collectively the “Notes”) in the aggregate principal amount set forth on the signature page hereto (the “Subscription Amount”) and (ii) a warrant in the form of Exhibit B permitting the Purchasers to purchase that certain amount of common stock, par value $0.001 per share, of the Company (the “Common Stock”) equal to 33% of the number of shares of Common Stock underlying the Note on the date of issuance of the Note and as set forth on the signature page hereto, subject to the terms and conditions therein contained (the “Warrant”, collectively the “Warrants”, and together with the Notes, the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Purchasers hereby agree as follows:

1.  Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to (i) sell, assign, transfer and deliver to Purchasers, and Purchasers hereby agrees to purchase and accept delivery from the Company, the Notes free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”), for the consideration specified herein; and (ii) in consideration of the Note Price delivered by the Purchasers to the Company, the Company hereby agrees to issue the Warrants to the Purchasers upon receipt of payment for the Notes.

(a) On or before March 11, 2019 (the “First Closing Date”), each Purchaser shall deliver to the Escrow Agent (as defined below) such Purchaser’s funds in the amount equal to one half the Subscription Amount (the “Initial Tranche”), and the Company shall deliver to each Purchaser its respective Note and Warrant representing the Initial Tranche amount. The first closing of the purchase and sale of the Securities pursuant to this Agreement (the “First Closing”) shall occur at the offices of Lucosky Brookman LLP (the “Escrow Agent”) or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the First Closing shall occur on or before March 11, 2019 (the “Termination Date”). With respect to any Closing not held on or before the Termination Date, the Escrow Agent shall cause (i) all subscription documents executed by the Company or a Purchaser to be returned to the Company or such Purchaser, as applicable, and (ii) each Initial Tranche to be returned, without interest or deduction to the Purchaser who delivered such Initial Tranche.

(b) On or before April 22, 2019 each Purchaser shall deliver to the Escrow Agent such Purchaser’s funds in the amount equal to one half the Subscription Amount (the “Second Tranche”). Upon certain milestones being achieved by the Company further described below (the “Milestones”), the Company shall consummate a second closing of the purchase and sale of the Securities pursuant to this Agreement (the “Second Closing”) on which date (the “Second Closing Date”) the Company shall deliver to each Purchaser its respective Note and Warrant representing the Second Tranche amount. The Second Closing shall occur at the offices of the Escrow Agent or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Second Closing shall not occur on or before April 21, 2019.

(c) The “Milestones” shall mean (i) that the Company having averaged a daily increase of at least 600 content creator accounts on the Company’s proprietary long-form social publishing platform “Vocal”, based upon a 60 day period commencing March 11, 2019 and ending on April 22, 2019; and (ii) the Company shall have either (a) generated a minimum amount of $100,000 in revenue during the Company’s first fiscal quarter of 2019 or (b) generated a minimum amount of $100,000 in revenue at some later date based upon a 90 day period commencing after January 1, 2019 and ending on such date that the Company generated a minimum amount of $100,000 in revenue. The Company’s external accountants (not independent auditors) shall verify the amount the Company has generated in revenues. Furthermore, these revenues referenced in this Section 1(c) shall be related to Vocal, but need not be generated directly by Vocal. Additionally, no single client shall represent greater than 50% of the total revenues for the 90 day period.

2.  Purchasers Representations and Warranties. Each Purchaser, for itself and for no other Purchaser, hereby acknowledges, represents and warrants as follows (with the understanding that the Company will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Purchasers in order to comply with federal and state securities laws):

(a)  The Purchaser has read this Agreement. The Purchaser acknowledges that this Securities Purchase Agreement is not intended to set forth all of the information which might be deemed pertinent by an investor who is considering an investment in the Securities. It is the responsibility of the Purchaser (i) to determine what additional information he desires to obtain in evaluating this investment, and (ii) to obtain such information from the Company;

(b)  Standing of Purchaser. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and Warrant and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. The Purchaser has full power and authority to enter into this Agreement, Note and Warrant (each a “Transaction Document”). Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law;

(c)  Authorization and Power. Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and accept the Warrants. The execution, delivery and performance of this Agreement by Purchaser and, if Purchaser is an entity, the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Purchaser, its board of directors or similar governing body, or stockholders is required, as applicable. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms thereof;

(d)  No Conflicts. If Purchaser is an entity, the execution, delivery and performance of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and will not result in a violation of Purchaser’s charter documents, bylaws or other organizational documents, as applicable;

(e) Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for Purchaser’s own account, for investment only, and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business;

(f)  Information on Purchasers. Such Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The information in any documents delivered by the Purchaser in connection with this Agreement, including, but not limited to the Purchaser Questionnaire, is true, correct and complete in all respects as of the date hereof. The Purchaser agrees promptly to notify the Company in writing of any change in such information after the date hereof. Purchasers is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(g)  Compliance with Securities Act. Purchaser understands and agrees that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration;

(h)  Restricted Securities. The Purchaser understands that the offering of the Securities has not been registered under the Securities Act, in reliance on an exemption for private offerings provided pursuant to Section 4(a)(2) of the Securities Act and that, as a result, the Securities will be “restricted securities” as that term is defined in Rule 144 under the Securities Act and, accordingly, under Rule 144 as currently in effect, that the Securities must be held for at least one (1) year after the investment has been made (or indefinitely if the Purchasers is deemed an “affiliate” within the meaning of such rule) unless the Securities is subsequently registered under the Securities Act and qualified under any other applicable securities law or exemptions from such registration and qualification are available. The Purchasers further understands that the offering of the Securities has not been qualified or registered under any foreign or state securities laws in reliance upon the representations made and information furnished by the Purchaser herein and any other documents delivered by the Purchasers in connection with this Agreement; that the offering has not been reviewed by the SEC or by any foreign or state securities authorities; that the Purchaser’s rights to transfer the Securities will be restricted, which includes restrictions against transfers unless the transfer is not in violation of the Securities Act and applicable state securities laws (including investor suitability standards); and that the Company may in its sole discretion require the Purchasers to provide at Purchaser’s own expense an opinion of its counsel to the effect that any proposed transfer is not in violation of the Securities Act or any state securities laws;

(i)  Legends. The Purchaser understands and agrees that the Company will cause any necessary legends in addition to representations to be placed upon any instruments(s) evidencing ownership of the Securities, together with any other legend that may be required by federal or state securities laws or deemed necessary or desirable by the Company;

(j)  Communication of Offer. Purchaser has a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons, and the offer to sell the Securities was directly communicated to Purchaser by the Company. At no time was Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer;

(k)  No Governmental Endorsement. Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

(l)  Receipt of Information. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Purchaser further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access; and

(m)  No Market Manipulation. Purchasers and Purchaser’s affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(n) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. “Short Sales” shall have the meaning as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

3.  Company Representations and Warranties. The Company represents and warrants to, and agrees with, Purchaser that:

(a)  Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)  Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder;

(c)  Capitalization and Additional Issuances. The Company has authorized 320 million (320,000,000) shares of which 300 million is Common Stock and 20 million is preferred stock. As of the date hereof, there are 97,856,646 shares of the Common Stock issued and outstanding and 128,479,359 shares of the Common Stock which may be issued hereafter in respect of stock options, warrants, convertible securities, preferred stock or other Company Securities (as defined below) issued or outstanding as of the date hereof. All of the outstanding shares of the Common Stock are, and the Common Stock to be issued pursuant to the Note and Warrant will be, duly authorized and validly issued, fully paid and non-assessable and are not (and will not be) subject to preemptive or similar rights affecting the Common Stock. As of the date hereof, except as described on Schedule 3(c) hereto, there are no (i) contracts to which the Company is a party obligating the Company to accelerate the vesting of any company equity award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), (ii) outstanding securities of the Company convertible into or exchangeable for shares of the Common Stock, (iii) outstanding options, warrants or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company, or (iv) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”). There are no outstanding contracts requiring the Company to repurchase, redeem or otherwise acquire any Company Securities and the Company is not a party to any voting agreement with respect to any Company Securities;

(d)  SEC Filings; Financial Statements; Absence of Undisclosed Liabilities.

(i)  SEC Filings. The Company has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since February 5, 2016 (the “Company SEC Documents”) and such Company SEC Documents when filed were true, correct and complete in all material respects. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents and did not, at the time it was filed (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Purchasers correct and complete copies of all correspondence between the SEC, on the one hand, and the Company and any of its subsidiaries, on the other hand, occurring since February 5, 2016 and prior to the date hereof. As of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation;

(ii)  Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC. As of the date hereof, Rosenberg Rich Baker Berman P.A. has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure;

(iii)  No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP) (“Liability”) except for Liabilities that (a) are reflected or recorded on the Company’s most recent balance sheet included in the Company SEC Documents (including in the notes thereto but only to the extent it is reasonably apparent that the disclosure in such notes is of a Liability required to be reflected on a balance sheet prepared in accordance with GAAP) contained in the Company SEC Documents or (b) are current Liabilities (within the meaning of GAAP) which were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;

(e)   Related Party Transactions. All contracts, transactions, arrangements and understandings with any executive officer or director of the Company or any of its subsidiaries, any other person that directly or indirectly controls, is controlled by or is under common control with (“Affiliate”), the Company, or any person owning 5% or more of the shares of the Common Stock (or any of such person’s immediate family members or Affiliates or associates), which is required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act, have been fully and properly disclosed in the appropriate Company SEC Documents. To the Company’s knowledge there are no such contracts, transactions, arrangements or understandings which have not been so disclosed;

(f)  Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance of Shares and Warrant and sale of the Shares;

(g)  No Violation or Conflict. Neither the issuance of the Warrant nor the issuance and sale of the Shares nor the performance of the Company’s obligations under this Agreement will:

(i)  violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company; or

(ii)  result in the creation or imposition of any lien, charge or encumbrance upon the Securities except in favor of Purchasers as described herein;

(h)  Litigation. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before or by any court, governmental agency or body having jurisdiction over the Company including, without limitation, any such that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under this Agreement. The Company has not, since February 5, 2016, been a party to any material litigation, arbitration or other proceeding, other than what has been previously disclosed by the Company in the Company SEC Documents;

(i)  No General Solicitation. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares;

(j)  Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(k)  Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing or quotation of the Company Common Stock on the trading market on which the Company Common Stock is currently listed or quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Company Common Stock is currently listed or quoted, and no approval of the stockholders of the Company is required for the Company to issue and deliver to the Purchasers the Shares contemplated by this Agreement;

(l)  Full Disclosure. No representation or warranty or other statement made by the Company in this Agreement in connection with the contemplated transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the representations and warranties set forth herein, in light of the circumstances in which they were made, not misleading; and

(m) No Defaults. Except as described on Schedule 3(m) or the SEC Documents, no material default exists in the due performance and observance of any term, covenant or condition of any permit, license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject the effect of which would have a Material Adverse Effect. Except as described SEC filings, the Company is not in violation of any material term or provision of its Certificate of Incorporation or By-Laws or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

4. Other Agreements of the Parties.

(a) Participation in Future Financing.

(i) From the date hereof until the date that is the 12 month anniversary of the First Closing Date, upon any issuance by the Company of its securities for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to on a pro rata basis of his Subscription Amount on the same terms, conditions and price provided for in the Subsequent Financing. For example, if Purchaser A invested $500,000 of the total funded amount of $1,500,000 in this Offering, Purchaser A will have a right to participate in the Qualified Offering (as defined in the Note) in the amount of up to 33% of the other Purchasers in this Offering.

(ii) At least five (5) business days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) business day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(iii) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by no later than 5:30 p.m. (New York City time) on the fifth (5th) business day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such fifth (5th) business day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(iv) If by 5:30 p.m. (New York City time) on the fifth (5th) business day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(v) If by 5:30 p.m. (New York City time) on the fifth (5th) business day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Second Closing Date by all Purchasers participating under this Section 4.

(vi) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) business days after the date of the initial Subsequent Financing Notice.

(vii) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such. In addition, the Company and each Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the business day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a business day, on the immediately following business day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(viii) Notwithstanding anything to the contrary in this Section 4 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) business day following delivery of the Subsequent Financing Notice. If by such tenth (10th) business day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its subsidiaries.

(ix) Notwithstanding the foregoing, this Section 4 shall not apply in respect of offering of the Company’s securities in the amount less than $500,000.

(b)

5. Adjustments for Stock Splits. In the event and to the extent that the Company consummates a reverse stock split or forward stock split prior to the closing of this transaction, the number of issuable shares of Common Stock purchased under this agreement, including the shares underlying the Note and the shares of Common Stock issuable pursuant to the Warrant shall be proportionately and equitably adjusted.

6.  Broker’s Commission/Finder’s Fee. The Company has not yet incurred any obligation for any finder’s, broker’s or agent’s fees or commissions in connection with the transaction contemplated hereby. The Company, may however, incur obligations for any registered broker’s or agent’s fees or commissions in connection with the transaction contemplated hereby.

7.  Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

8.  Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other.

9.  Foreign Corrupt Practices Act. To the Company’s knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

10.  Miscellaneous.

(a)  Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b)  Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(c)  Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New Jersey or in the federal courts located in the state of New Jersey. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(d)  Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement upon the First Closing Date. The Company shall pay its counsel, Lucosky Brookman LLP, for services rendered in connection with this Offering and preparation of the Transaction Documents, a rate billable on an hourly basis. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

(f)  Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

(g)  Confidentiality. The Purchaser covenants and agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information that such Purchaser may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Purchaser in connection with this Offering or as a result of discussions with or inquiry made to the Company, unless such information is known, or until such information becomes known, to the public through no action by the Purchaser; provided, however, that a Purchaser may disclose such information to its attorneys, accountants, consultants, and other professionals to the extent necessary in connection with his or her investment in the Company so long as any such professional to whom such information is disclosed is made aware of the Purchaser’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto.

(h)  Entire Agreement. This Securities Purchase Agreement (including the Exhibits attached hereto) and other Offering documents delivered at the closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

(i)  Amendment; Waiver. This Securities Purchase Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise and no delay in exercising, any right, power or privilege under this Securities Purchase Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Securities Purchase Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

[signature page follows]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL

DOLLAR AMOUNT INVESTED:	$

NUMBER OF WARRANTS TO BE ISSUED

AMOUNT INVESTED TO BE SENT VIA: ☐ Check (enclosed) ☐ Wire

Name in Which Note and Warrants Should Be Issued:

Name of Purchaser:

Taxpayer ID Number:

OR

Social Security Number:

Address Information:

For individual subscribers this address should be the Purchaser ’s primary legal residence. For entities other than individual subscribers, please provide address information for the entities primary place of business. Information regarding a joint subscriber should be included in the column at right.

Legal Address	Legal Address

City, State, and Zip Code	City, State, and Zip Code

AGREED AND SUBSCRIBED	ACCEPTED

This ___ day of _________, 2018	This ___ day of _______, 2019

By:	By:
Name:	Name: Jeremy Frommer
Title (if any):	Title: Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if the Securities are

being subscribed for by an entity)

I______________________ am the ___________________________ of ___________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Purchase Agreement and to purchase and hold the Notes and Warrants, and certify further that the Securities Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ____ day of _______________, 2019.

(Signature)

Schedule 3(c)

Share Equivalent
Convertible Notes	750,000
Warrants	110,079,369
Options	17,649,990

Schedule 3(m)

NONE

Schedule 3(n)

Jerrick Ventures, LLC, a wholly-owned subsidiary of the Company, is the petitioner in an action captioned Jerrick Ventures, LLC v. Pamela Weintraub, Penthouse Global Media, Inc., Penthouse World Media, LLC, and Alpha Cyni, Inc. (Cancellation No. 92,063,829), which is pending before the Trademark Trial and Appeal Board of the United States Patent and Trademark Office (the “TTAB”).  In this case, Jerrick seeks to cancel a registration for the OMNI mark filed by Weintraub.  The matter is currently pending before TTAB.